EXHIBIT 21


                    CUMMINS ENGINE COMPANY,  INC.
                    _____________________________
                    SUBSIDIARIES OF THE REGISTRANT
                    ______________________________


                                                    State or Country of
Subsidiary/Joint Venture                            Incorporation
________________________                            ___________________

A. F. Shane Company                                 Pennsylvania
All Components Engineering Ltd.                     United Kingdom
Atlas Crankshaft Corporation d/b/a Atlas Inc.       Ohio
Autofield Engineers Private Limited                 India
Behr America, Inc.                                  Delaware
Behr Climate Systems, Inc.                          New Jersey
Behr Heat Transfer Systems, Inc.                    Delaware
Cadec Systems, Inc.                                 Indiana
Cal Disposition, Inc.                               California
C. E. Sonora S.A. de C.V.                           Mexico
C. G. Newage Electrical, Ltd.                       India
CNE S/A Industrial                                  Brazil
Combustion Technologies, Inc.                       Indiana
Consolidated Diesel Company                         North Carolina
Consolidated Diesel, Inc.                           Delaware
Consolidated Diesel of North Carolina, Inc.         North Carolina
Cummins Americas, Inc.                              Indiana
Cummins Australia Pty. Limited                      Australia
Cummins Brasil S.A. Ltda.                           Brazil
Cummins Corporation                                 Indiana
Cummins de Colombia S.A.                            Colombia
Cummins Diesel Deutschland GmbH                     Germany
Cummins Diesel Export Limited                       Barbados
Cummins Diesel of Canada Limited                    Canada
Cummins Diesel International Limited                Barbados
Cummins Diesel Italia S.P.A.                        Italy
Cummins Diesel Japan Ltd.                           Japan
Cummins Diesel N.V.                                 Belgium
Cummins Diesel Sales Corporation                    Indiana
Cummins Diesel Sales Corporation d/b/a
 Cummins On-time Assemblies                         Michigan (qualified)
Cummins Diesel Sales & Service (India) Limited      India
Cummins Electronics Company, Inc.                   Indiana
Cummins Engine Company Limited                      New Zealand
Cummins Engine Company Limited                      United Kingdom
Cummins Engine H.K. Limited                         Hong Kong
Cummins Engine Holding Company, Inc.                Indiana
Cummins Engine (Singapore) PTE LTD.                 Singapore
Cummins Engine Venture Corporation                  Indiana
Cummins Financial, Inc.                             Delaware
Cummins Funding Corporation                         Delaware
Cummins Great Lakes, Inc.                           Indiana
Cummins International Finance Corporation           Delaware
Cummins KH-12, Inc.                                 Delaware
Cummins Komatsu Engine Company                      Indiana
Cummins Korea, Ltd.                                 South Korea
Cummins Mexicana, S.A. de C.V.                      Mexico
Cummins Military Systems Company                    Indiana
Cummins Natural Gas Engines, Inc.                   Delaware
Cummins Nordeste, S.A.                              Brazil
Cummins Power Generation, Inc.                      Indiana
Cummins Professional Training Center, Inc.          Delaware
Cummins Research Limited Partnership                United States
Cummins S.A. de C.V.                                Mexico
Cummins U.K. Limited                                United Kingdom
Cummins Venture Corporation                         Delaware
Cummins Zimbabwe Pvt. Ltd.                          Zimbabwe
Dampers Iberica, S.A.                               Spain
Dampers, S.A.                                       France
Diesel ReCon Industria e Commercio Ltda.            Brazil
Diesel ReCon de Mexico, S.A. de C.V.                Mexico
Empresas Cummins S.A. de C.V.                       Mexico
Enceratec, Inc.                                     Maryland
Engine Systems Limited                              Pakistan
Fleetguard Commercial S.A. de C.V.                  Mexico
Fleetguard Filtration Systems, India
 Private Limited                                    India
Fleetguard GmbH                                     Germany
Fleetguard, Inc.                                    Indiana
Fleetguard International Corporation                Indiana
Fleetguard Korea Ltd.                               South Korea
Fleetguard Mexico S.A. de C.V.                      Mexico
Hodek Engineering Ltd.                              India
Holset Brasil Equipamentos Automotives Ltda.        Brazil
Holset Engineering Company, Inc.                    Indiana
Holset Engineering Company Limited                  United Kingdom
Holset Korea Ltd.                                   Korea
HPI Company                                         Indiana
Hyperbar USA, Inc.                                  Indiana
Industria e Comercio Cummins Ltda.                  Brazil
Integrated Distribution Systems, Inc.               Delaware
J. A. Faguy & Sons Ltd.                             Canada
J. L. Holdings Ltd.                                 United Kingdom
KamDizel                                            Russia
Kirloskar Cummins Limited                           India
Komatsu Cummins Engine Co., Ltd.                    Japan
Kompressorenban Bannewitz GmbH                      Germany
Kuss Corporation                                    Ohio
Lubricant Consultants, Inc.                         New Jersey
Markon Engineering Company Limited                  United Kingdom
MHTC Corporation                                    Delaware
Motores Cummins Diesel do Brazil, Ltda.             Brazil
Newage Engineers Pty Ltd.                           Australia
Newage Equipment Ltd.                               Canada
Newage (Far East) Pte Ltd.                          Singapore
Newage GmbH                                         Germany
Newage International Limited                        United Kingdom
Newage Italia S.R.L.                                Italy
Newage Ltd.                                         United Kingdom
Newage Ltd.                                         Pennsylvania
Newage Machine Tools Limited                        United Kingdom
Newage Norge                                        Norway
Ona Corporation                                     Alabama
Onan Australia Pty. Ltd.                            Australia
Onan Canada Limited                                 Canada
Onan Corporation                                    Indiana (qualified)
Onan Corporation d/b/a Onan Indiana                 Delaware
Onan Foreign Holdings, Ltd.                         Delaware
Onan FSC Ltd.                                       Jamaica
Onan International B.V.                             Netherlands
Onan International Limited                          United Kingdom
Pacific World Trade, Inc.                           Indiana
Park Avenue Limited Partnership                     United States
Poona Couplings, Ltd.                               India
Power Generation International Limited              United Kingdom
PT Newage Engineers Indonesia                       Indonesia
Shanghai Fleetguard Filter Co., Ltd.                China
Stamford Iberica                                    Spain
Tata Cummins Ltd.                                   India
Techniparts S.A.                                    France
Turbo Europa, B.V.                                  Holland
Williams Equine Products, Inc.                      California
124747 Canada Limited                               Canada
14-15 Corporation                                   Nevada